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                          INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report dated April 27, 2004, with respect to the balance sheets of Voyageur Panel Limited as at December 31, 2003 and 2002 and the statements of earnings (loss), shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2003, included herein and to the reference to our firm under the heading "Experts" in the Form F-4 Registration Statement.



/s/ KPMG LLP

Chartered Accountants

Winnipeg, Canada
February 18, 2005